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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements listed below of Marathon Oil Corporation of our report dated February 28, 2007, except for Note 31 as to which the date is September 6, 2007, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 8-K:

On Form S-3:		Relating to:
File No.	33-57997	Dividend Reinvestment Plan
	333-88947	Dividend Reinvestment and Direct Stock Purchase Plan
	333-99223	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants and Stock Purchase Contracts/Units
	333-99223-01	Marathon Financing Trust I
	333-99223-02	Marathon Financing Trust II
	333-144874	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants and Stock Purchase Contracts/Units
On Form S-8:		Relating to:
File No.	33-56828	Marathon Oil Company Thrift Plan
	333-29699	1990 Stock Plan
	333-29709	Marathon Oil Company Thrift Plan
	333-52751	1990 Stock Plan
	333-86847	1990 Stock Plan
	333-104910	Marathon Oil Corporation 2003 Incentive Compensation Plan
	333-143010	Marathon Oil Corporation 2007 Incentive Compensation Plan

/s/  PRICEWATERHOUSECOOPERS LLP

Houston, Texas
September 6, 2007

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Consent of Independent Registered Public Accounting Firm